EXHIBIT 99.2

Rocket Companies Announces Pricing of Senior Notes due 2030 and Senior Notes due 2033

DETROIT, June 5, 2025 – Rocket Companies, Inc. (NYSE:RKT) (the “Company” or “Rocket Companies”), the Detroit-based fintech platform including mortgage, real estate, title and personal finance businesses, today priced its private offering of $2.0 billion aggregate principal amount of 6.125% senior notes due 2030 and $2.0 billion aggregate principal amount of 6.375% senior notes due 2033 (collectively, the “Notes” and such offering, the “Offering”).

The Notes will initially be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Rocket Mortgage, LLC (“Rocket Mortgage”) and each of Rocket Mortgage’s domestic subsidiaries that are issuers or guarantors under Rocket Mortgage’s existing senior notes. Upon the consummation of the previously announced proposed acquisition of Redfin Corporation (“Redfin” and such acquisition, the “Redfin Acquisition”), the Notes will also be guaranteed, on a senior unsecured basis, by Redfin. Upon the consummation of the previously announced proposed acquisition of Mr. Cooper Group Inc. (“Mr. Cooper” and such acquisition, the “Mr. Cooper Acquisition”), the Notes will also be guaranteed, jointly and severally, on a senior unsecured basis, by Mr. Cooper and each of Mr. Cooper’s subsidiaries that are issuers or guarantors of existing senior notes of Nationstar Mortgage Holdings Inc.’s, a subsidiary of Mr. Cooper (“NMH”).

The Offering is expected to close on June 20, 2025, subject to certain customary conditions.

The Company intends to use the proceeds from the Offering to (i) on the closing date for the Mr. Cooper Acquisition, redeem NMH’s 5.000% senior notes due 2026, 6.000% senior notes due 2027 and 5.500% senior notes due 2028 at redemption prices equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption”), (ii) pay fees and expenses related to the Offering and the Redemption, (iii) at the Company’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend NMH’s 6.500% senior notes due 2029, 5.125% senior notes due 2030, 5.750% senior notes due 2031 and 7.125% senior notes due 2032 and pay fees and expenses in connection therewith and (iv) after the consummation of the Mr. Cooper Acquisition, repay secured debt of the Company and its subsidiaries (including Redfin, Mr. Cooper and their subsidiaries).

The Offering is not contingent on the consummation of the Redfin Acquisition or the Mr. Cooper Acquisition. The Notes will be subject to a special mandatory redemption if the Mr. Cooper Acquisition is not consummated by September 30, 2026, and a partial special mandatory redemption 45 days after the Mr. Cooper Acquisition for any of the Notes proceeds that are not, within 45 days of the Mr. Cooper Acquisition, used in the Redemption or the repayment of other secured debt of the Company and its subsidiaries.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, to non-U.S. investors pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts, including statements regarding the Redfin Acquisition, the Mr. Cooper Acquisition, the collapse of our Up-C structure, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our Annual Report on the Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025, as amended by the Form 10-K/A, filed with the SEC on April 28, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025. Although we believe that these forward-looking statements are based upon reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this press release.

Investor Relations Contact:

Sharon Ng

ir@rocket.com

(313) 769-2058

Media Contact:

Aaron Emerson

aaronemerson@rocket.com

(313) 373-3035

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